CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No 333-276164 on Form-F3 and in Registration Statement No. 333-282031 on Form S-8 of our report dated April 1st, 2026 relating to the financial statements of Innate Pharma and the effectiveness of Innate Pharma’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of Innate Pharma for the year ended December 31, 2025.

/s/ Deloitte & Associés
Le Bouscat, France April 1st, 2026